Exhibit 99.1

111 W 19th Street, 8th Floor New York, NY 10011

New Fortress Energy Announces Second Quarter 2023 Results

August 8, 2023

NEW YORK -- New Fortress Energy Inc. (Nasdaq: NFE) (“NFE” or the “Company”) today reported its financial results for the second quarter of 2023.

Summary Highlights

•Adjusted EBITDA(1) of $246 million in the second quarter of 2023 and $686 million in the first half of 2023
•Net income of $120 million in the second quarter of 2023 and $272 million in the first half of 2023
•Adjusted EPS(2) of $0.58 on a fully diluted basis in the second quarter of 2023 and $1.48 in the first half of 2023
•Achieved several milestones since the first quarter of 2023
◦Genera PR, an independently managed subsidiary of NFE, assumed management of PREPA's thermal power plants in Puerto Rico under a 10-year contract(3);
◦installed(4) 350 MW of gas fired power in Puerto Rico under FEMA authorization, with 150 MW of power online(4) in Palo Seco in June 2023, and another 200 MW of power in San Juan coming online(4) in the third quarter of 2023(6);
◦installed(4) our first rig for FLNG 1 at Altamira, and targeting COD(4) in the third quarter of 2023(6);
◦completed(4) our 135 MW La Paz power plant, and targeting COD(4) in the third quarter of 2023(6);
◦completed(4) our 3 Mtpa Barcarena terminal, and targeting COD(4) by year end 2023(6);
•Expecting an increase in earnings and decrease in capex in the second half of 2023 through 2024 as we place $3.2 billion of invested capital(7) projects online(4) over the next 60 days(6)
•Capital expenditures(7) for 2024 to decline to $250 million to reflect completion of a number of our projects
•Illustrative Adjusted EBITDA Guidance(8) for 2023 revised to $1.6 billion to reflect lower expected cargo earnings and timing of infrastructure projects coming online(4), while 2024 guidance(8) reiterated at $2.4 billion
•Composition of earnings expected to transition as more than 85% of 2024 Adjusted EBITDA Guidance(8) will be generated from core infrastructure and only 15% from cargo sales, with 84% from investment grade counterparts
•Corporate strategy focuses on operations, cash generation, and deleveraging

"We are at an exciting period in the Company's history as we near the end of our large-scale buildout with more than $3.2 billion of high-quality, contracted projects entering service(4) over the next 90 days(6). We expect a significant increase in free cash flow as these projects enter service and capital expenditures decline. Our focus is on significantly growing cash flows from our portfolio, operational execution, deleveraging, and low cost, high return organic growth opportunities," said Wes Edens, NFE president and chief executive officer.

Puerto Rico
•Completed(4) and installed 150 MW of power at our Palo Seco location in June 2023, and near completion(9) for 200 MW of power at our San Juan terminal with expected COD(4) in the third quarter of 2023(6)
•In July, Genera PR LLC, an independently managed subsidiary of NFE, completed all mobilization activities and is now managing PREPA's thermal power generation system(3) of 4,693 MW
Fast LNG
•Mechanically completed(10) each of our modules and three rigs on FLNG 1, with our Pioneer III rig successfully installed offshore in August
◦Expecting to complete and install the remaining two FLNG rigs in August(6) and introduce First Gas(11) and achieve COD(4) in September(6)

•FLNG 2 and 3 are already under construction(9) and all long-lead items have been procured, with expected COD(4) in the first quarter of 2025(6)
◦In May, we signed a non-binding Letter of Intent(12) with CFE to explore installing FLNG 2 and 3 at an underutilized existing onshore terminal in Altamira
◦Financing strategy anticipates no additional NFE equity financings
•Terminals
•Completed(4) our Barcarena terminal with First Gas(11) to Norsk Hydro on schedule for end of year 2023(6) upon the arrival of our FSRU, which is currently being converted from an LNG carrier
•Undergoing reliability testing at our La Paz power plant and expect COD(4) in the third quarter of 2023(6)
•Remain on schedule for our Santa Catarina terminal and expect COD(4) in the first quarter of 2024(6)
•Construction(9) of our 630 MW power plant at Barcarena is more than 20% completed(4) pursuant to a fixed-price, date-certain EPC contract with Mitsubishi and Toyo Setal; Operations(4) are expected to commence in the third quarter of 2025(6) pursuant to 25-year PPAs with Brazilian distribution companies
Commercial
•Finalizing an agreement(13) to sell our 135 MW La Paz power plant to CFE for approximately $180 million, with transaction close expected in the first quarter of 2024(6)
•In March, we were awarded a 400 MW nameplate capacity contract(14) with a 10-year duration from the Single Electricity Market Operator (SEMO), Ireland's electric grid operator
•Expecting to finalize our permitting and construction contract for a 600 MW combined-cycle natural gas power plant before year-end 2023(6), with operations expected to commence(4) in 2026(6)
Hydrogen
•Construction(9) on our first hydrogen plant, with an initial capacity of 100 MW or approximately 46 tons per day, is progressing on schedule(6), with first production(4) expected in the fourth quarter of 2024(6) and COD(4) in the first quarter of 2025(6)
•We have several other U.S. green hydrogen projects in various stages of Development(9) with a focus on sites with strategic logistics, low-cost power, and strong regional hydrogen demand
Financing
•In June and July, we closed $200 million of asset level debt for the installment of power generation at our Puerto Rico complex at an interest rate of SOFR + 3.00%
•In August, we received credit approval for $575 million of asset level debt for the construction of our Barcarena power plant at a blended interest rate of 9.2%
•In August, we closed a $400 million term loan with Morgan Stanley at an interest rate of SOFR + 3.50%
Dividend
•Common dividend(15) of $0.10 per share expected to be maintained for each quarter through end of year 2024
Earnings Composition
•Composition of earnings expected to transition as more than 85% of 2024 Adjusted EBITDA Guidance(8) will be generated from core infrastructure and only 15% from cargo sales
•Approximately 84% of 2024 Adjusted EBITDA Guidance(8) expected to be generated from investment grade counterparts

On August 7, 2023, NFE’s Board of Directors approved a dividend of $0.10 per share, with a record date of September 13, 2023 and a payment date of September 27, 2023.

Financial Highlights

	Three Months Ended
(in millions)	March 31, 2023	June 30, 2023
Revenues	$579.1	$561.3
Net income	$151.6	$120.1
Diluted EPS	$0.71	$0.58
Adjusted net income(16)	$187.6	$119.2
Adjusted EPS(2)	$0.90	$0.58
Terminals and Infrastructure Segment Operating Margin(5)	$402.1	$239.4
Ships Segment Operating Margin(5)	$78.7	$54.4
Total Segment Operating Margin(5)	$480.8	$293.8
Adjusted EBITDA(1)	$439.7	$246.5

Please refer to our Q2 2023 Investor Presentation (the “Presentation”) for further information about the following terms:
1)“Adjusted EBITDA,” see definition and reconciliation of this non-GAAP measure in the exhibits to this press release.
2) “Adjusted EPS” is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to any measure of performance or liquidity derived in accordance with GAAP. We calculate Adjusted EPS as adjusted net income divided by the weighted average shares outstanding on a fully diluted basis for the period indicated. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall evaluation of the Company in a manner that is consistent with metrics used for management’s evaluation of the Company’s overall performance. Adjusted EPS does not have a standardized meaning, and different companies may use different definitions. Therefore, this term may not be necessarily comparable to similarly titled measures reported by other companies.
3) Refers to the selection of Genera PR LLC (“Genera”), an independently managed subsidiary of NFE, by the Puerto Rico Public-Private Partnerships Authority (“P3A”), in accordance with the requirement established by Act 120-2018 (Puerto Rico Electric System Transformation Act), for a ten-year operation and maintenance agreement with the Puerto Rico Electric Power Authority (“PREPA”) for the operation, maintenance, decommissioning and modernization of PREPA-owned thermal power generation system of 4,693 MW after a mobilization period, as approved by the government of Puerto Rico, the Fiscal Oversight Management Board and Puerto Rico’s Electricity Bureau.
4) “Online”, “Operational”, "Operating", "Completion", "Completed", “COD” or “commercial operation date”, “Deployment” or similar statuses (either capitalized or lower case) with respect to a particular project means we expect gas to be made available in the near future, gas has been made available to the relevant project, or that the relevant project is in full commercial operations. Where gas is going to be made available or has been made available but full commercial operations have not yet begun, full commercial operations will occur later than, and may occur substantially later than, our reported Operational, Completion or Deployment date, and we may not generate any revenue until full commercial operations have begun. We cannot assure you if or when such projects will reach full commercial operation. Our ability to export liquefied natural gas depends on our ability to obtain export and other permits from governmental and regulatory agencies. No assurance can be given that we will receive required permits, approvals and authorizations from governmental and regulatory agencies in connection with the exportation of liquefied natural gas on a timely basis or at all or that, once received, we will be able to maintain in full force and effect, renew or replace such permits, approvals and authorizations.
5) “Total Segment Operating Margin” is the total of our Terminals and Infrastructure Segment Operating Margin and Ships Segment Operating Margin. "Terminals and Infrastructure Segment Operating Margin" included our effective share of revenue, expenses and operating margin attributable to our 50% ownership of Centrais Elétricas de Sergipe Participações S.A. (“CELSEPAR”) prior to the Sergipe Sale. "Ships Segment Operating Margin" included our effective share of revenue, expenses and operating margin attributable to our ownership of 50% of the common units of Hilli LLC prior to the completion of the Hilli Exchange. Hilli LLC owns Golar Hilli Corporation (“Hilli Corp”), the disponent owner of the Hilli.
6) Lead times and expected development times used in this Presentation indicate our internal evaluations of a project’s expected timeline. They refer to us completing certain stages of projects within a timeframe and within a spectrum of budget parameters that, when taken as a whole, are substantially consistent with our business model. These timeframes include assumptions regarding items that are outside our control, including permitting, weather, supply of equipment and materials, and other potential sources of delay. To the extent that projects have not yet started or are currently under development, we can make no assurance that such projects are on track within the timeline parameters we establish. Additionally, the construction of facilities is inherently subject to the risks of cost overruns and delays. If we are unable to construct, commission, complete and operate any of our facilities as expected, or, when and if constructed, any of them do not accomplish our goals, estimates regarding timelines, budget and savings could be materially and adversely affected.

7) Represents management’s expectations regarding the funding of the committed expenditures reflected and the estimated expenditures for the development of our projects. The estimated expenditures, including those related to project costs, are based on specified assumptions that may not be based on a measure of performance under GAAP and should not be relied upon for any reason. These values are not based on the Company’s historical operating results, which are limited and do not purport to be an actual representation of our future economics. Actual results could differ materially from management’s assumptions, and there can be no assurance that actual performance will reflect our expectations.
8)“Illustrative Adjusted EBITDA Guidance” means our forward-looking goal for Adjusted EBITDA for the relevant period and is based on the "Illustrative Total Segment Operating Margin Guidance" less illustrative Core SGA assumed to be at $130mm for all periods 2024 onward including the pro rata share of Core SG&A from unconsolidated entities. For the purpose of this presentation, we have assumed an average Total Segment Operating Margin between $9.57 and $13.64 per MMBtu for all downstream terminal economics, because we assume that (i) we purchase delivered gas at a weighted average of $6.68 in 2023, (ii) our volumes increase over time, and (iii) we will have costs related to shipping, logistics and regasification similar to our current operations because the liquefaction facility and related infrastructure and supply chain to deliver LNG from Pennsylvania or Fast LNG (“FLNG”) does not exist, and those costs will be distributed over the larger volumes. For Hygo + Suape assets we assume an average delivered cost of gas of $15.31 in 2023 based on industry averages in the region. We assume all Brazil terminals and power plants are Operational and earning revenue through fuel sales and capacity charges or other fixed fees. For Vessels chartered to third parties, this measure reflects the revenue from those charters, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. We assume an average Total Segment Operating Margin of up to $162k per day per vessel. For Fast LNG, this measure reflects the difference between the delivered cost of open LNG and the delivered cost of open market LNG less Fast LNG production cost. These costs do not include expenses and income that are required by GAAP to be recorded on our financial statements, including the return of or return on capital expenditures for the relevant project, and selling, general and administrative costs. Our current cost of natural gas per MMBtu is higher than the cost we would need to achieve Illustrative Total Segment Operating Margin Guidance, and the primary drivers for reducing these costs are the reduced costs of purchasing gas and the increased sales volumes, which result in lower fixed costs being spread over a larger number of MMBtus sold. References to volumes, percentages of such volumes and the Illustrative Total Segment Operating Margin Guidance related to such volumes (i) are not based on the Company’s historical operating results, which are limited, and (ii) do not purport to be an actual representation of our future economics. Actual circumstances could differ materially from the assumptions, and actual performance and results could differ materially from, and there can be no assurance that they will reflect, our corporate guidance.
9) “Under Construction”, “Development,” “In Development” or similar statuses means that we have taken steps and invested money to develop a facility, including execution of agreements for the development of the project (subject, in certain cases, to satisfaction of conditions precedent), procuring land rights and entitlements, negotiating or signing construction contracts, and undertaking active engineering, procurement and construction work. Our development projects are in various phases of progress, and there can be no assurance that we will continue progress on each development as we expect or that each development will be Completed or enter full commercial operations. There can be no assurance that we will be able to enter into the contracts required for the development of these facilities on commercially favorable terms or at all. If we are unable to enter into favorable contracts or to obtain the necessary regulatory and land use approvals on favorable terms, we may not be able to construct these assets as expected, or at all. Additionally, the construction of facilities is inherently subject to the risks of cost overruns and delays.
10)“Mechanical Completion” or similar statuses with respect to a particular project means we have completed construction and certain subsystems are ready to be handed over to the commissioning team. There may be several mechanical completion milestones defined for the various subsystems of a project. Therefore, no assurance can be given that we will be able to complete a project and begin operations even if a project has reached mechanical completion.
11) Refers to the date on which (or, for future dates, management's current estimate of the date on which) natural gas is first made available for a project, including a facility in development. Full commercial operation of such project will occur later than, and may occur substantially later than, the date of first gas. We cannot assure you if or when such projects will reach the date of delivery of first gas, or full commercial operations.
12) Refers to the non-binding letter of intent between New Fortress Energy Inc. and CFEnergía, S.A. de C.V. in connection with the proposed development and operation of an onshore liquefied natural gas terminal to be located at the existing Altamira LNG import terminal. We cannot assure you if or when we will enter into binding definitive agreements related to such contracts or the terms of any such contracts.
13) Refers to the binding short-form agreements with Comisión Federal de Electricidad (“CFE”) related to the (i) expansion and extension of NFE’s supply of natural gas to multiple CFE power generation facilities in Baja California Sur, and (ii) sale of NFE’s La Paz power plant to CFE. These transactions are subject to customary terms and conditions and execution of final long-form binding definitive agreements. We cannot assure you if or when we will enter into long-form definitive agreements related to such projects or the terms of any such agreements. Furthermore, upon execution of long-form definitive agreements, we cannot assure you if or when conditions to such agreements will be satisfied, or if we will obtain the required approvals for the transactions set forth in such agreement.
14) Refers to the award of a 10-year contract by the Single Electricity Market Operator (SEMO) to Shannon LNG Limited, a subsidiary of NFE, for the delivery of 400 MW of electricity generation capacity at the site in Kerry, Ireland by October

1, 2026. The contract was awarded following a competitive auction process, operated by SEMO, and regulated by the Commission For Regulation of Utilities (CRU) and the Northern Ireland Authority for Utility Regulation (NIAUR).
15) The payment of dividends under the dividend policy will be made at the discretion of the Board and will be subject to the Board's final determination based on a number of factors, including, but not limited to, the Company's financial performance, its available cash resources, the terms of its indebtedness, its cash requirements, credit rating impacts, alternative uses of cash that the Board may conclude would represent an opportunity to generate a greater return on investment for the Company, and restrictions and other factors the Board deems relevant at the time it determines to declare such dividends. The dividend policy may be revised, suspended, or cancelled at the discretion of the Board at any time.
16) "Adjusted Net Income” means Net Income as presented in the relevant Form 10-K or Form 10-Q for the relevant financial period as adjusted by non-cash impairment charges or losses on disposal of our assets.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investors section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Annual Report on Form 10-K, which is available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call
Management will host a conference call on Tuesday, August 8, 2023 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (888) 204-4368 (toll free from within the U.S.) or +1-323-994-2093 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE Second Quarter 2023 Earnings Call” or conference code 9499542.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com within the "Investors" tab under “Events & Presentations.” Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A replay of the conference call will be available at the same website location shortly after the conclusion of the live call.

About New Fortress Energy Inc.
New Fortress Energy Inc. (Nasdaq: NFE) is a global energy infrastructure company founded to help address energy poverty and accelerate the world’s transition to reliable, affordable, and clean energy. The company owns and operates natural gas and liquefied natural gas (LNG) infrastructure and an integrated fleet of ships and logistics assets to rapidly deliver turnkey energy solutions to global markets. Collectively, the company’s assets and operations reinforce global energy security, enable economic growth, enhance environmental stewardship and transform local industries and communities around the world.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain statements and information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “can,” “could,” “should,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “believes,” “schedules,” “progress,” “targets,” “budgets,” “outlook,” “trends,” “forecasts,” “projects,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” or the negative version of those words or other comparable words. Forward looking statements include: illustrative financial metrics and other similar metrics, including goals, expected financial growth and margins, among others; ability to maintain our expected timelines; expectations regarding our ability to construct, complete and commission our projects on time and within budget; our ability to increase earnings and free cash flows and decrease capital expenditures; our ability to change our corporate strategy and to shift to cash generation, deleveraging and organic opportunities; the execution of definitive documents and their related terms and conditions, including without limitation the sales price of the La Paz power plant to CFE and the permitting and construction contract for our Ireland project; expectations regarding the funding of our projects and operations, including expectations of no additional NFE equity financings; and all the information in the exhibits to this press release. These forward-looking statements are necessarily estimates based upon current information and involve a number of risks, uncertainties and other factors, many of which are outside of the Company’s control. Actual results or events may differ materially from the results anticipated in these forward-looking statements. Specific factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to: risks related to the development, construction, completion or commissioning schedule for the facilities; risks related to the operation and maintenance of our facilities and assets; failure of our third-party contractors, equipment manufacturers, suppliers and operators to perform their obligations for the development, construction and operation of our projects, vessels and assets; our ability to implement our business strategy; the risk that proposed transactions may not be completed in a timely manner or at all; the receipt of permits, approvals and authorizations from governmental and regulatory agencies on a timely basis or at all; new or changes to existing governmental policies, laws, rules or regulations, or the administration thereof; failure to maintain sufficient working capital and to generate revenues, which could adversely affect our ability to fund our projects; adverse regional, national, or international economic conditions, adverse capital market conditions and adverse political developments; and the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the Company’s forward-looking statements. Other known or unpredictable factors could also have material adverse effects on future results. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no duty to update or revise any forward-looking statements, even though our situation may change in the future or we may become aware of new or updated information relating to such forward-looking statements. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in New Fortress Energy Inc.’s annual and quarterly reports filed with the Securities and Exchange Commission, which could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Relations:
Chance Pipitone
ir@newfortressenergy.com

Media Relations:
Ben Porritt
press@newfortressenergy.com
(516) 268-7403
Source: New Fortress Energy Inc.

Exhibits – Financial Statements
Condensed Consolidated Statements of Operations
For the three months ended March 31, 2023 and June 30, 2023
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	March 31, 2023	June 30, 2023
Revenues
Operating revenue	$501,688	$494,619
Vessel charter revenue	76,524	65,840
Other revenue	919	886
Total revenues	579,131	561,345

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	184,938	225,768
Vessel operating expenses	13,291	11,443
Operations and maintenance	26,671	33,697
Selling, general and administrative	52,138	55,803
Transaction and integration costs	494	1,554
Depreciation and amortization	34,375	42,115
Total operating expenses	311,907	370,380
Operating income	267,224	190,965
Interest expense	71,673	64,396
Other expense (income), net	25,005	(6,584)
Income before income from equity method investments and income taxes	170,546	133,153
Income from equity method investments	9,980	2,269
Tax provision	28,960	15,322
Net income	151,566	120,100
Net income attributable to non-controlling interest	(1,360)	(852)
Net income attributable to stockholders	$150,206	$119,248

Net income per share – basic	$0.72	$0.58
Net income per share – diluted	$0.71	$0.58

Weighted average number of shares outstanding – basic	208,707,385	205,045,121
Weighted average number of shares outstanding – diluted	209,325,619	205,711,467

Adjusted EBITDA
For the three months ended June 30, 2023
(Unaudited, in thousands of U.S. dollars)
Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income from operations, net income, cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall operation of our business in evaluating the effectiveness of our ongoing operating performance in a manner that is consistent with metrics used for management’s evaluation of the Company’s overall performance and to compensate employees. We believe that Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation, and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, we exclude certain items from our SG&A not otherwise indicative of ongoing operating performance.
We calculate Adjusted EBITDA as net income, plus transaction and integration costs, contract termination charges and loss on mitigations sales, depreciation and amortization, asset impairment expense, interest expense, net, other (income) expense, net, loss on extinguishment of debt, changes in fair value of non-hedge derivative instruments and contingent consideration, tax expense, and adjusting for certain items from our SG&A not otherwise indicative of ongoing operating performance, including non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost to pursue new business opportunities and expenses associated with changes to our corporate structure, plus our pro rata share of Adjusted EBITDA from certain unconsolidated entities, less the impact of equity in earnings (losses) of certain unconsolidated entities plus certain non-capitalizable contract acquisition costs.
Adjusted EBITDA is mathematically equivalent to our Total Segment Operating Margin, as reported in the segment disclosures within our financial statements, minus Core SG&A, including our pro rata share of such expenses of certain unconsolidated entities. Core SG&A is defined as total SG&A adjusted for non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost of exploring new business opportunities and expenses associated with changes to our corporate structure. Core SG&A excludes certain items from our SG&A not otherwise indicative of ongoing operating performance.
The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income, and not to rely on any single financial measure to evaluate our business. Adjusted EBITDA does not have a standardized meaning, and different companies may use different Adjusted EBITDA definitions. Therefore, Adjusted EBITDA may not be necessarily comparable to similarly titled measures reported by other companies. Moreover, our definition of Adjusted EBITDA may not necessarily be the same as those we use for purposes of establishing covenant compliance under our financing agreements or for other purposes. Adjusted EBITDA should not be construed as alternatives to net income and diluted earnings per share attributable to New Fortress Energy, which are determined in accordance with GAAP.

The following table sets forth a reconciliation of net income to Adjusted EBITDA for the three months ended June 30, 2022, March 31, 2023, and June 30, 2023:

(in thousands)	Three Months Ended June 30, 2022	Three Months Ended March 31, 2023	Three Months Ended June 30, 2023
Total Segment Operating Margin	$327,448	$480,817	$293,834
Less: Core SG&A (see definition above)	42,040	41,067	47,381
Less: Pro rata share Core SG&A from unconsolidated entities	1,914	14	—
Adjusted EBITDA (Non-GAAP)	$283,494	$439,736	$246,453

Net income	$(178,431)	$151,566	$120,100
Add: Interest expense	47,840	71,673	64,396
Add: Tax (benefit) expense	(86,539)	28,960	15,322
Add: Depreciation and amortization	36,356	34,375	42,115
Add: Asset impairment expense	48,109	—	—
Add: SG&A items excluded from Core SG&A	8,270	11,071	8,422
Add: Transaction and integration costs	4,866	494	1,554
Add: Other (income) expense, net	(22,102)	25,005	(6,584)
Add: Changes in fair value of non-hedge derivative instruments and contingent consideration	2,247	111,140	(2,835)
Add: Pro rata share of Adjusted EBITDA from unconsolidated entities	49,951	15,432	—
Add: Loss (income) from equity method investments	372,927	(9,980)	(2,269)
Add: Contract acquisition cost	—	—	6,232
Adjusted EBITDA	$283,494	$439,736	$246,453

Segment Operating Margin
(Unaudited, in thousands of U.S. dollars)

Performance of our two segments, Terminals and Infrastructure and Ships, is evaluated based on Segment Operating Margin. Segment Operating Margin reconciles to Consolidated Segment Operating Margin as reflected below, which is a non-GAAP measure. We define Consolidated Segment Operating Margin as GAAP net income, adjusted for selling, general and administrative expense, transaction and integration costs, contract termination charges and loss on mitigation sales, depreciation and amortization, asset impairment expense, interest expense, other (income) expense, loss on extinguishment of debt, net, (income) loss from equity method investments and tax (benefit) expense. Consolidated Segment Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance minus Vessel operating expenses, each as reported in our financial statements.

Three Months Ended June 30, 2023
(in thousands of $)	Terminals and Infrastructure ⁽[1]⁾	Ships	Total Segment	Consolidation and Other ⁽[1]⁾	Consolidated
Segment Operating Margin	$239,436	$54,398	$293,834	$(3,397)	$290,437
Less:
Selling, general and administrative					55,803
Transaction and integration costs					1,554
Depreciation and amortization					42,115
Interest expense					64,396
Other (income) expense, net					(6,584)
(Income) from equity method investments					(2,269)
Tax provision					15,322
Net income					$120,100

(1)The Company has excluded contract acquisition costs that do not meet the criteria for capitalization from the segment measure. Contract acquisition costs of $6,232 for the three and six months ended June 30, 2023 reconcile Cost of sales in the segment measure to Cost of sales in the condensed consolidated statements of operations and comprehensive income (loss). Consolidation and Other also adjusts for the exclusion of the unrealized mark-to-market gain or loss on derivative instruments in our segment measure.

Three Months Ended March 31, 2023
(in thousands of $)	Terminals and Infrastructure	Ships ⁽[1]⁾	Total Segment	Consolidation and Other ⁽[2]⁾	Consolidated
Segment Operating Margin	$402,139	$78,678	$480,817	$(126,586)	$354,231
Less:
Selling, general and administrative					52,138
Transaction and integration costs					494
Depreciation and amortization					34,375
Interest expense					71,673
Other (income) expense, net					25,005
(Income) from equity method investments					(9,980)
Tax provision					28,960
Net income					$151,566

(1)Ships includes our effective share of revenues, expenses and operating margin attributable to our 50% ownership of Hilli LLC, prior to the disposition of this investment. The earnings attributable to the investment of $5,986 for the three months ended March 31, 2023 are reported in income from equity method investments in the condensed consolidated statements of operations and comprehensive income.
(2)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of Hilli LLC in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Three Months Ended June 30, 2022
(in thousands of $)	Terminals and Infrastructure (1)	Ships ⁽[2]⁾	Total Segment	Consolidation and Other ⁽3⁾	Consolidated
Segment Operating Margin	$237,712	$89,736	$327,448	$(54,112)	$273,336
Less:
Selling, general and administrative					50,310
Transaction and integration costs					4,866
Depreciation and amortization					36,356
Asset impairment expense					48,109
Interest expense					47,840
Other (income), net					(22,102)
Loss from equity method investments					372,927
Tax (benefit) provision					(86,539)
Net loss					(178,431)

(1) Terminals and Infrastructure included the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR, prior to the disposition of this investment in the fourth quarter of 2022. The losses attributable to the investment of $389,996 for the three months ended June 30, 2022 are reported in (loss) income from equity method investments in the consolidated statements of operations and comprehensive income (loss).
(2) Ships included the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units, prior to the disposition of this investment in the first quarter of 2023. The earnings attributable to the investment of $17,069 for the three months ended June 30, 2022 are reported in (loss) income from equity method investments in the condensed consolidated statements of operations and comprehensive income (loss).
(3) Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Adjusted Net Income and Adjusted Earnings per Share
(Unaudited, in thousands of U.S. dollars)

The following table sets forth a reconciliation between net income attributable to stockholders and earnings per share adjusted for non-cash impairment charges and losses on disposals of assets.

	Three months ended March 31, 2023	Three months ended June 30, 2023	Six months ended June 30, 2023
Net income attributable to stockholders	$150,206	$119,248	$269,454
Non-cash impairment charges, net of tax	—	—	—
Loss on disposal of investment in Hilli LLC	37,401	—	37,401
Adjusted net income	$187,607	$119,248	$306,855

Weighted-average shares outstanding - diluted	209,325,619	205,711,467	207,534,174

Adjusted earnings per share	$0.90	$0.58	$1.48

Condensed Consolidated Balance Sheets
As of June 30, 2023 and December 31, 2022
(Unaudited, in thousands of U.S. dollars, except share amounts)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$104,342	$675,492
Restricted cash	100,513	165,396
Receivables, net of allowances of $805 and $884, respectively	275,292	280,313
Inventory	128,411	39,070
Prepaid expenses and other current assets, net	105,133	226,883
Total current assets	713,691	1,387,154

Construction in progress	4,593,132	2,418,608
Property, plant and equipment, net	2,161,930	2,116,727
Equity method investments	138,569	392,306
Right-of-use assets	504,299	377,877
Intangible assets, net	74,540	85,897
Goodwill	776,760	776,760
Deferred tax assets, net	8,074	8,074
Other non-current assets, net	164,244	141,679
Total assets	$9,135,239	$7,705,082

Liabilities
Current liabilities
Current portion of long-term debt and short-term borrowings	$366,945	$64,820
Accounts payable	602,759	80,387
Accrued liabilities	821,137	1,162,412
Current lease liabilities	133,431	48,741
Other current liabilities	143,598	52,878
Total current liabilities	2,067,870	1,409,238

Long-term debt	5,064,188	4,476,865
Non-current lease liabilities	349,331	302,121
Deferred tax liabilities, net	27,192	25,989
Other long-term liabilities	75,783	49,010
Total liabilities	7,584,364	6,263,223

Commitments and contingencies

Stockholders’ equity
Class A common stock, $0.01 par value, 750 million shares authorized, 205.0 million issued and outstanding as of June 30, 2023; 208.8 million issued and outstanding as of December 31, 2022	2,050	2,088
Additional paid-in capital	1,039,201	1,170,254
Retained earnings	290,564	62,080
Accumulated other comprehensive income	74,346	55,398
Total stockholders’ equity attributable to NFE	1,406,161	1,289,820
Non-controlling interest	144,714	152,039
Total stockholders’ equity	1,550,875	1,441,859
Total liabilities and stockholders’ equity	$9,135,239	$7,705,082

Condensed Consolidated Statements of Operations
For the three months ended June 30, 2023 and 2022
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Operating revenue	$494,619	$497,240	$996,307	$897,315
Vessel charter revenue	65,840	75,134	142,364	167,554
Other revenue	886	12,481	1,805	25,104
Total revenues	561,345	584,855	1,140,476	1,089,973

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	225,768	272,401	410,706	480,699
Vessel operating expenses	11,443	18,628	24,734	41,592
Operations and maintenance	33,697	20,490	60,368	43,658
Selling, general and administrative	55,803	50,310	107,941	98,351
Transaction and integration costs	1,554	4,866	2,048	6,767
Depreciation and amortization	42,115	36,356	76,490	70,646
Asset impairment expense	—	48,109	—	48,109
Total operating expenses	370,380	451,160	682,287	789,822
Operating income	190,965	133,695	458,189	300,151
Interest expense	64,396	47,840	136,069	92,756
Other (income) expense, net	(6,584)	(22,102)	18,421	(41,827)
Income before income from equity method investments and income taxes	133,153	107,957	303,699	249,222
Income (loss) from equity method investments	2,269	(372,927)	12,249	(322,692)
Tax provision (benefit)	15,322	(86,539)	44,282	(136,220)
Net income (loss)	120,100	(178,431)	271,666	62,750
Net (income) loss attributable to non-controlling interest	(852)	8,666	(2,212)	5,754
Net income (loss) attributable to stockholders	$119,248	$(169,765)	$269,454	$68,504

Net income (loss) per share – basic	$0.58	$(0.81)	$1.30	$0.33
Net income (loss) per share – diluted	$0.58	$(0.81)	$1.29	$0.33

Weighted average number of shares outstanding – basic	205,045,121	209,669,188	206,867,828	209,797,133
Weighted average number of shares outstanding – diluted	205,711,467	209,669,188	207,534,174	209,810,647

Condensed Consolidated Statements of Cash Flows
For the three months ended June 30, 2023 and 2022
Unaudited, in thousands of U.S. dollars)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$271,666	$62,750
Adjustments for:
Depreciation and amortization	76,949	71,172
(Earnings) losses of equity method investees	(12,249)	322,692
Drydocking expenditure	—	(12,439)
Dividends received from equity method investees	5,830	14,859
Change in market value of derivatives	572	(9,798)
Deferred taxes	—	(178,109)
Asset impairment expense	—	48,109
Earnings recognized from vessels chartered to third parties transferred to Energos	(71,536)	—
Loss on the disposal of equity method investment	37,401	—
Other	12,435	6,808
Changes in operating assets and liabilities:
Decrease (increase) in receivables	(14,532)	(123,843)
(Increase) in inventories	(60,710)	(35,167)
Decrease (increase) in other assets	63,576	(58,949)
Decrease in right-of-use assets	40,655	35,265
Increase in accounts payable/accrued liabilities	75,746	71,603
(Decrease) in lease liabilities	(38,885)	(31,352)
Increase (decrease) in other liabilities	116,959	(12,668)
Net cash provided by operating activities	503,877	170,933

Cash flows from investing activities
Capital expenditures	(1,465,642)	(441,708)
Sale of equity method investment	100,000	—
Other investing activities	(1,450)	—
Net cash used in investing activities	(1,367,092)	(441,708)

Cash flows from financing activities
Proceeds from borrowings of debt	919,625	437,917
Payment of deferred financing costs	(6,659)	(4,805)
Repayment of debt	—	(146,030)
Payments related to tax withholdings for share-based compensation	(9,519)	(13,054)
Payment of dividends	(676,918)	(47,374)
Other financing activities	(3,946)	—
Net cash provided by financing activities	222,583	226,654
Impact of changes in foreign exchange rates on cash and cash equivalents	1,608	(2,018)
Net decrease in cash, cash equivalents and restricted cash	(639,024)	(46,139)
Cash, cash equivalents and restricted cash – beginning of period	855,083	264,030
Cash, cash equivalents and restricted cash – end of period[1]	$216,059	$217,891
1 Cash and cash equivalents includes $11,204, which has been classified as assets held for sale and included in the Other non-current assets on the condensed consolidated balance sheets.